Exhibit 10.10



                           THE KEY ENERGY GROUP, INC.
                       OUTSIDE DIRECTORS STOCK OPTION PLAN



         WHEREAS, Key Energy Group, Inc. wishes to adopt a stock option plan for its outside directors (the "Plan");

         NOW, THEREFORE, the Plan is hereby adopted as of July 1, 1995.


                                    ARTICLE I

                                  INTRODUCTION

         1.1. Name of Plan. The name of the Plan is the "Key Energy Group, Inc. Outside Directors Stock Option Plan."

         1.2. Purpose of Plan. The Plan is being established to attract, retain and compensate for service highly qualified individuals who are members of the Board of Directors of the Corporation, but not current employees of the Corporation or any of its subsidiaries, and to enable them to increase their ownership in the Corporation's Common Stock. The Plan will be beneficial to the Corporation and its stockholders since it will allow these directors to have a greater personal financial stake in the Corporation through the ownership of the Corporation's Common Stock, in addition to underscoring their common interest with stockholders in increasing the value of the Corporation's Common Stock longer term.

         1.3. Effective Date. The effective date of the Plan is July 1, 1995, or such later date as stockholder approval is obtained.


                                   ARTICLE II

                                   DEFINITIONS

         When used in capitalized form in the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise:

         Act. "Act" means the Securities Exchange Act of 1934, as presently or hereafter amended.

         Committee. "Committee" means the directors of the Corporation who are not Outside Directors.


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         Corporation.  "Corporation" means Key Energy Group, Inc.

         Fair Market Value. "Fair Market Value" means the mean of the high and low prices at which the Common Stock of the Corporation is traded on the date in question, as reported on the composite tape American Stock Exchange issues.

         Group A Outside Directors. "Group A Outside Directors" means those Outside Directors who as of July 1, 1995 were members of the Executive Committee of the Board of Directors and are Outside Directors as of the date of shareholder approval of the Plan.

         Group B Outside Directors. "Group B Outside Directors" means all Outside Directors who as of July 1, 1995 are neither Group A nor Group C Outside Directors and are Outside Directors as of the date of shareholder approval of the Plan.

         Group C Outside Directors. "Group C Outside Directors" means all Outside Directors who first become Outside Directors subsequent to July 1, 1995 but prior to July 1, 1996, and are, or are designated to become, Outside Directors as of the date of shareholder approval of the Plan.

         NQSO. "NQSO" means a nonqualified stock option, and "NQSOs" means nonqualified stock options.

         Option Period. "Option Period" means the period beginning on the date of grant of an NQSO and ending on the tenth anniversary of the date of grant.

         Outside Directors. "Outside Directors" means members of the Board of Directors of the Corporation who are not employees of the Corporation or any of its subsidiaries.
         Plan. "Plan" means the Key Energy Group, Inc. Outside Directors Stock Option Plan, as amended from time to time.


                                   ARTICLE III

                                   ELIGIBILITY

         3.1. Condition. An individual who is an Outside Director on or after July 1, 1995 shall be eligible to participate in the Plan.


                                   ARTICLE IV

                                NATURE OF OPTIONS

         4.1.  NQSOs.  Only NQSOs may be granted under the Plan.




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                                    ARTICLE V

                                SHARES AVAILABLE

         5.1. Numbers of Shares Available. The Plan provides for the issuance of an aggregate of 300,000 shares of Common Stock of the Corporation, par value $.10 per share, which may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

         5.2. Adjustments. The number of shares of Common Stock of the Corporation reserved for awards under the Plan and the exercise price and the securities issuable under any outstanding NQSOs shall be subject to appropriate adjustment by the Committee to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares or other similar event. All determinations made by the Committee with respect to adjustment under this Section 5.2. shall be conclusive and binding for all purposes of the Plan.


                                   ARTICLE VI

                                 GRANTS OF NQSOs

         6.1. Annual Grant. Effective as of July 6, 1995, each individual Group A Outside Director shall automatically receive an NQSO to purchase 50,000 shares, and each individual Group B Outside Director shall automatically receive an NQSO to purchase 25,000 shares. Effective as of July 1, 1996, each individual Group A Outside Director shall automatically receive an NQSO to purchase 25,000 shares, each individual Group B Outside Director shall automatically receive a NQSO to purchase 25,000 shares, and each individual Group C Outside Director shall automatically receive an NQSO to purchase 50,000 shares. Notwithstanding the foregoing, if, on the effective date of such grants, the Corporation determines, in its sole discretion, that the Corporation is in possession of material, undisclosed information about the Corporation, then the annual grant of NQSOs to Outside Directors shall be suspended until the second day after public dissemination of such information. If Common Stock of the Corporation is not traded on the American Stock Exchange on any date a grant would otherwise be made, then the grant shall be made as of the next day thereafter on which Common Stock of the Corporation is so traded.

         6.2. Option Price. The exercise price of the NQSO shall be the Fair Market Value on the date of the grant.

         6.3 Vesting. NQSOs granted to Outside Directors shall vest as follows:

                  (a) All NQSOs granted to Group A Outside Directors and Group B Outside Directors effective as of July 6, 1995 shall vest immediately. NQSOs granted to Group A Outside Directors and Group B Outside Directors as of July 1,


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1996 shall vest in two  installments  of NQSOs to purchase  8,333 shares each on
July 1, 1996 and July 1, 1997 and a third installment of NQSOs to purchase 8,334 shares on July 1,1998.

                  (b) NQSOs granted to Group C Outside Directors effective as of July 1, 1996 shall vest in four installments with the first installment of NQSOs to purchase 10,000 shares to vest on July 1, 1996, two installments of NQSOs to purchase 13,333 shares to vest on July 1, 1997 and July 1, 1998, respectively, and a final installment of NQSOs to purchase 13,334 shares to vest on July 1, 1999.

                                   ARTICLE VII

                                  OPTION PERIOD

         7.1. Duration. An NQSO granted under the Plan shall expire 10 years after the date of grant.


                                  ARTICLE VIII

                                     PAYMENT

         8.1. Exercise Price. The exercise price of an NQSO shall be paid in U.S. Dollars on the date of exercise.


                                   ARTICLE IX

                              CESSATION OF SERVICE,
                                RETIREMENT, DEATH

         9.1. Cessation of Service. Upon cessation of service as an Outside Director (other than for reasons of retirement, death or removal for cause), NQSOs exercisable on the date of cessation of service shall continue to be exercisable by the grantee for 90 days following cessation of service, but in no event after the expiration of the Option Period.

         9.2. Retirement. If a grantee ceases to serve as an Outside Director after having reached the age of 65 years, NQSOs exercisable on the date of cessation of service shall continue to be exercisable by the grantee for 12 months following the date of retirement from the Board, but in no event after the expiration of the Option Period.
         9.3. Death. Upon the death of a grantee, NQSOs exercisable on the date of death shall be exercisable 12 months from date of death, but in no event after expiration of the Option Period, by the grantee's legal representatives or heirs.

         9.4. Forfeiture. If (a) an Outside Director is removed as a director of the Corporation for cause, (b) an NQSO is not exercisable on the date on which the grantee ceases to serve as an Outside Director, or (c) an NQSO is not


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exercised in full before it ceases to be exercisable in accordance  with Article
VII hereof and the preceding provisions of this Article IX, then, in any such event, the NQSO shall, to the extent not previously exercised, thereupon be forfeited.


                                    ARTICLE X

                            ADMINISTRATION, AMENDMENT
                           AND TERMINATION OF THE PLAN

         10.1. Administration. The Plan shall be administered by the Committee.

         10.2. Amendment and Termination. The Plan may be terminated or amended by the Committee as it deems advisable. However, an amendment revising the size or frequency of awards or the exercise price, date of exercisability or Option Period of an NQSO shall not be made more frequently than every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended. No amendment may revoke or alter in a manner unfavorable to the grantees any NQSOs then outstanding, nor may the Committee amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Act or any other requirement of any applicable law or regulation.

         10.3. Expiration of the Plan. An NQSO may not be granted under the Plan after July 1, 1998, but NQSOs granted prior to that date shall continue to become exercisable and may be exercised according to the terms of the Plan.


                                   ARTICLE XI

                               NONTRANSFERABILITY

         11.1. Options Not Transferable. No NQSO granted under the Plan is transferable other than by will or the laws of descent and distribution; provided that, at the discretion of the Committee, an NQSO may be transferred by a grantee solely to members of his or her immediate family or trusts or partnerships for the benefit of such persons by gift. During the grantee's lifetime, an NQSO may only be exercised by the grantee or the grantee's guardian or legal representative.


                                   ARTICLE XII

                         COMPLIANCE WITH SEC REGULATIONS

         12.1. Rule 16b-3. It is the Corporation's intent that the Plan comply in all respects with Rule 16b-3 under the Act and that the Plan qualify as a formula plan meeting the conditions of paragraph (c)(2)(ii) of Rule 16b-3. If any provision of the Plan is found not to be in compliance with the Rule, or the Plan is found not to qualify as such formula plan, any provision which is not in compliance or does not qualify shall be deemed to be null and void. All grants



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and exercises of NQSOs under the Plan shall be executed in  accordance  with the
requirements  of  Section  16  of  the  Act  and  any  regulations   promulgated
thereunder.


                                  ARTICLE XIII

                               RIGHTS OF DIRECTORS

         13.1. Rights to NQSOs. Except as provided in the Plan, no Outside Director shall have any claim or right to be granted an NQSO under the Plan. Neither the Plan nor any action thereunder shall be construed as giving any director any right to be retained in the services of the Company.